Exhibit 10.8

AMENDMENT AGREEMENT NO. 2

Amendment No. 2 to Restated Business Loan Agreement

This Amendment Agreement No. 2 is made effective as of September 10, 2010, between Fifth Third Bank, a Michigan banking corporation (“Bank”), and Logistics Insight Corp., a Michigan corporation (“Borrower”).

RECITALS:

A. Borrower and Bank entered into a Restated Business Loan Agreement dated May 19, 2009 and an Amendment No. 1 to Restated Business Loan Agreement dated as of August 18, 2009 (collectively, the “Loan Agreement” or “Agreement”). Pursuant to the Loan Agreement, Borrower executed and/or delivered (all as defined in the Loan Agreement) (i) the Line of Credit Note, (ii) the Term Loan Note, and (iii) the other Loan Documents. The foregoing documents and any other documents and instruments executed in conjunction therewith are herein referred to collectively as the “Loan Documents.”

B. The Borrower has requested a modification to, and consent under, certain of the terms and provisions of the Loan Documents and Bank is agreeable thereto, on the terms and conditions herein provided (this instrument is referred to as “Amendment No. 2”).

C. NOW, THEREFORE, in consideration of the mutual covenants herein contained and of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged. Borrower and the Bank hereby agree as follows:

1. The Loan Documents are hereby amended as follows:

A. Any reference to the Loan Agreement or terms or references of similar import shall mean the Loan Agreement as amended by this Amendment No. 2.

B. Section 1.1.11 of the Loan Agreement, which defines “Fixed Charge Coverage Ratio,” is hereby deleted in its entirety, and in lieu thereof, the following is inserted:

1.1.11 “Fixed Charge Coverage Ratio” means as of any date of determination thereof a ratio the numerator of which is EBITDA for the four preceding fiscal quarters ending on such date plus the amount, if any, of net proceeds raised in an initial public offering or other sale of equity for cash in excess of $120,000,000 in the aggregate, minus Capital Expenditures during such period, minus dividends and distributions by Guarantor to its shareholders during such period (excluding the Special Distributions) and the denominator of which is all contractually scheduled payments of principal with respect to term debt during such period (including the principal component of payments with respect to Capital Leases) and all payments of interest during such period (including the interest component of payments with respect to Capital Leases), all as determined on a consolidated basis in accordance with GAAP.

C. Section 1.1.29 of the Loan Agreement, which defines “Special Distributions,” is hereby deleted in its entirety, and in lieu thereof, the following is inserted:

1.1.29 “Special Distributions” means dividends or distributions to Guarantor’s shareholders (a) in an amount not exceeding $93,000,000 made solely with the net proceeds of an initial public offering of stock by Guarantor in an amount not less than $110,000,000; (b) in an amount not to exceed the sum of (i) $15,000,000 plus (ii) the amount, if any, by which the net proceeds received in an initial public offering or other sale of equity for cash shall exceed $138,000,000, but in no event in excess of $33,800,000;, and (c) any other amounts as have been paid prior to the date of this Agreement. For the purposes of clarity, the $93,000,000 amount set forth in clause (a) consists of the existing $68,000,000 accrued dividend payable and the existing $25,000,000 Dividend Distribution Promissory Note dated December 31, 2008 (the “Dividend Note”) issued by Guarantor.

D. Effective upon Guarantor’s receipt of the proceeds of an initial public offering of stock of Guarantor of not less than $110,000,000, Section 6.8 of the Loan Agreement is deleted in its entirety, and, in lieu thereof, the following is inserted:

6.8 Change in Control. Any sale, conveyance, assignment or other transfer of any ownership interest of any of the direct or indirect “significant subsidiaries” of Guarantor (including, without limitation, the Borrower), which results in any Person (other than the Guarantor, directly or indirectly by virtue of its ownership interest in another entity) Controlling any such “significant subsidiary.” For this purpose, the “significant subsidiaries” shall consist of:

Borrower

Central Global Express, Inc.

CTX, Inc.

LINC Ontario, Ltd.

Maintenance Insight, LLC

On Demand Transport, Inc.

OTR Logistics, Inc.

Pro Logistics, Inc.

2

Significant subsidiaries which are direct subsidiaries of Borrower are:

Dedicated Fuel, LLC

LGSI Equipment, Inc. of Wyoming

LGSI Equipment of Indiana, LLC

For the purpose of clarity, it is acknowledged that (y) a change in ownership or Control of Guarantor or (z) a change of ownership or Control of a significant subsidiary of Borrower which results in Guarantor remaining in Control of such significant subsidiary, directly or indirectly by virtue of its ownership interest in another entity, shall not constitute a violation of or default under this Section 6.8.

2. Bank consents that the Special Distribution described in clause (a) of Section 1.1.29, including principal and interest on the Dividend Note, may be paid by Guarantor upon Guarantor’s receipt of the net proceeds of an initial public offering of stock of Guarantor in an amount not less than $110,000,000.

3. Except as amended herein and in any other amendments executed in conjunction herewith, the Loan Documents shall remain in full force and effect. In the event that Guarantor does not consummate an initial public offering of stock on or before February 15, 2011, this Amendment No. 2 shall be null and void and of no further force or effect.

IN WITNESS WHEREOF the parties have executed this Amendment No. 2 on the date stated in the first paragraph above.

Witness	Borrower:
Logistics Insight Corp., a Michigan corporation

/s/ Amy Tomaszek	By:	/s/ H.E. Wolfe
H.E. Wolfe Its: President and Authorized Officer

Bank:
Fifth Third Bank, a Michigan corporation

/s/ Marla Merritt	By:	/s/ John M. Bebb
John M. Bebb Its: Vice President and Authorized Officer

3

REAFFIRMATION OF GUARANTY

The undersigned Guarantor has heretofore executed a Guaranty dated May 19, 2009 (“Guaranty”) with respect to the obligations of the above referenced Borrower, and hereby consents to the foregoing Amendment No. 2 and the matters therein set forth, and agrees that such Guaranty and the Guarantor’s obligations therein set forth shall remain in full force and effect after given effect to the Amendment No. 2.

Guarantor:
LINC Logistics Company

By:	/s/ M.D. Akkanen
M.D. Akkanen Its: Secretary and Authorized Officer

REAFFIRMATION OF CROSS-COLLATERALIZATION/CROSS-DEFAULT

The undersigned Borrower A and Borrower B have heretofore executed a Cross Default, Cross Collateralization and Security Agreement dated May 19, 2009 (“Cross Default Agreement”) with respect to the obligations of the above referenced Borrower, and hereby consent to the foregoing Amendment No. 2 and the matters therein set forth, and agree that the obligations therein set forth shall remain in full force and effect after giving effect to Amendment No. 2.

Borrower A and Purchaser:
Logistics Insight Corp., a Michigan corporation

By:	/s/ H. E. Wolfe
H.E. Wolfe Its: President and Authorized Officer

Borrower B: LGSI Equipment of Indiana, an Indiana limited liability company

By:	/s/ David A. Crittenden
David A. Crittenden Its: President and Authorized Officer

and LGSI Equipment, Inc. of Wyoming, a Wyoming corporation

By:	/s/ David A. Crittenden
David A. Crittenden Its: President and Authorized Officer

4

RESTATED BUSINESS LOAN AGREEMENT

THIS RESTATED BUSINESS LOAN AGREEMENT (“Loan Agreement” or “Agreement”) is made on May 19, 2009 by and between Logistics Insight Corp. (“Borrower”), a corporation organized under the laws of the State of Michigan, whose chief executive offices are located at 11355 Stephens Rd., Warren, Michigan 48089 and Fifth Third Bank, a Michigan banking corporation (“Bank”), whose address is 1000 Town Center, Suite 1500, Southfield, Michigan 48075 and amends and restates, in its entirety that certain Business Loan Agreement dated December 18, 2006 between Borrower and Bank (the “Original Loan Agreement”), and provides as follows:

Section 1 Definitions.

1.1 Defined Terms. The following terms, if used in this Loan Agreement, shall have the following meanings:

1.1.1 “Additional Borrowers” means LGSI Equipment, Inc. of Wyoming, a Wyoming corporation, and LGSI Equipment of Indiana, LLC, an Indiana limited liability company.

1.1.2 “Additional Loan Agreement” means the Loan and Security Agreement among Additional Borrowers and Bank dated December 18, 2006, as amended, extended and/or restated from time to time.

1.1.3 “Additional Loan Documents” means the Additional Loan Agreement, the Collateral Documents as therein defined, and all documents and instruments executed in connection therewith, now or hereafter existing and as amended, extended and/or restated from time to time.

1.1.4 “Capital Lease” shall mean any lease of any property (whether real, personal or mixed) by any Person as lessee which, in conformity with GAAP, is, or is required to be accounted for as a capital lease on the balance sheet of such Person.

1.1.5 “Capital Expenditures” means expenditures (including Capital Lease obligations which should be capitalized under GAAP) for the acquisition of fixed assets which are required to be capitalized under GAAP.

1.1.6 “Capital Transaction” means (a) any equity issued by Borrower, (b) any borrowings by Borrower in excess of the amount of borrowings that are permitted herein as Other Permitted Indebtedness, and (c) the sale or disposition of assets of Borrower other than in the ordinary course of business.

1.1.7 “Comerica Loan” means that certain $35,000,000 Line of Credit Loan from Comerica Bank to Guarantor.

1.1.8 “Comerica Security Interest” means the security interest of Comerica Bank in the assets of Borrower described on attached Exhibit A which secures the Comerica Loan.

1.1.9 “Control” or “Controlling” means the possession of the power to direct, or cause the direction of, management and policies by contract or voting of securities.

1.1.10 “EBITDA” means, as of any date of determination and for any period of determination, the sum of the net income of Guarantor and its consolidated Subsidiaries, for the applicable period ending on such date of determination, plus, to the extent deducted in computing such net income, (i) income taxes paid or payable for that period (including Michigan Single Business Tax, Michigan Business Tax and similar taxes), (ii) interest expense for that period, (iii) depreciation and amortization expense for that period, in each case determined in accordance with GAAP, and (iv) non-cash losses.

1.1.11 “Fixed Charge Coverage Ratio” means as of any date of determination thereof a ratio the numerator of which is EBITDA for the four preceding fiscal quarters ending on such date plus the amount, if any, raised in an initial public offering or other sale of equity for cash in excess of $138,000,000 in the aggregate, minus Capital Expenditures during such period, minus dividends and distributions by Guarantor to its shareholders during such period (excluding the Special Distributions) and the denominator of which is all contractually scheduled payments of principal with respect to term debt during such period (including the principal component of payments with respect to Capital Leases) and all payments of interest during such period (including the interest component of payments with respect to Capital Leases, all as determined on a consolidated basis in accordance with GAAP.

1.1.12 “Funded Debt” means with respect to any Person as of any date of determination, the sum, without duplication, of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services as of such date (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Capital Leases as of such date, (c) all obligations of such Person in respect of unreimbursed drawings under letters of credit or similar obligations issued or created for the account of such Person as of such date, (d) all liabilities secured by any lien granted by such Person on any property owned by such Person as of such date even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) without duplication, all guarantee obligations of such Person as of such date if required to be reported as debt of such Person in accordance with Generally Accepted Accounting Principles.

1.1.13 “Environmental Laws” means all applicable laws, regulations, rules, directions and orders of the United States of America, State of Michigan, local authorities and their respective agencies and departments which pertain to the environment, including but without limitation, the Clean Air Act (42 USC 7401 et seq.), Clean Water Act (33 USC 1251 et seq.), Resource Conservation and Recovery Act of 1976 (42 USC 6901 et seq.), Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 USC 9601 et seq.), Hazardous Materials Transportation Act (49 USC 1801 et seq.), Solid Waste Disposal Act (42 USC 6901 et seq.), Toxic Substances Control Act (15 USC 2601 et seq.), Michigan Natural Resources and Environmental Protection Act (MCL 324.101 et seq.) as each of such laws have been or are hereafter amended, together with all rules, regulations, directions and orders promulgated by the U.S. Environmental Protection Agency or the Michigan Departments of Natural Resources or of Environmental Quality, and all additional environmental laws, rules, and regulations in effect on the date of this Loan Agreement.

1.1.14 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor act.

1.1.15 “Event of Default” means any of the events described in Section 6 of this Loan Agreement (after the applicable cure period following written notice from Bank under Section 6 has elapsed).

1.1.16 “GAAP” means generally accepted accounting principles, using the accrual basis of accounting and consistently applied, subject to fiscal year-end adjustments with respect to any interim financial statements or reports.

1.1.17 “Governmental Supplier Support Program” shall mean any U.S. government program designed to protect auto suppliers in the collection of accounts receivable, including the Auto Supplier Support Program of the U.S. Treasury Department.

1.1.18 “Guarantor” means LINC Logistics Company, a Michigan corporation.

1.1.19 “Loans” means the Loans described in Sections 2.1 through 2.3.

1.1.20 “Loan Documents” means this Loan Agreement and all other loan documents executed in conjunction with the Loans as listed on Exhibit B.

1.1.21 “Moroun Family Shareholders” means M.J. Moroun and M.T. Moroun, and trusts for their benefit.

1.1.22 “Obligor” means the Borrower and any other party liable or obligated with respect to any Loan.

1.1.23 “Other Permitted Indebtedness” means any refinancing of existing indebtedness, indebtedness or transactions in connection with any Governmental Supplier Support Program, borrowings technically resulting from the use of a sweep account for cash management purposes, and other borrowings, including involving purchase money security interests, of up to $3,000,000.

1.1.24 “Person” means by way of example, but not by way of limitation, any natural person, corporation, limited liability company, partnership (general or limited) trust, governmental agency, and any political subdivision thereof.

1.1.25 “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to the powers and functions thereof.

1.1.26 “Required Principal Payments” means 100% of the net amounts Borrower receives from any Capital Transaction. Net amount means gross receipts less normal and customary costs and expenses in a bona fide arm length transaction

1.1.27 “Senior Leverage Ratio” means, as of the date of determination, that ratio determined by a fraction (a) the numerator of which is the Senior Liabilities, and (b) the denominator of which is EBITDA for the four preceding fiscal quarters ending on such date of determination.

1.1.28 “Senior Liabilities” means all Funded Debt of Borrower and its consolidated Subsidiaries other than Funded Debt which is subordinated to the Loan under a written subordination agreement in form and substance acceptable to Bank.

1.1.29 “Special Distributions” means dividends or distributions to Guarantor’s shareholders (a) in an amount not exceeding $93,000,000 made solely with the proceeds of an initial public offering of stock by Guarantor in an amount not less than $138,000,000; (b) in an amount not to exceed $33,800,000, and (c) any other amounts as have been paid prior to the date of this Agreement.

Section 2 Loans and Financial Accommodations. The Bank has made or shall make in reliance hereon commercial loan(s) to the Borrower, being the loans referred to below. If any conflict shall exist between the Loan Documents and this Loan Agreement, the provisions contained in this Loan Agreement shall govern and supersede the Loan Documents.

2.1 Loans. The following Loan(s) shall be governed by the terms and conditions in this Loan Agreement:

TYPE OF LOAN	LOAN DESCRIPTION
A. Line of Credit Loan	Referred to in Section 2.2 below

B. Term Loan	Referred to in Section 2.3 below

2.2 Line of Credit Loan. The Bank hereby extends to the Borrower a revolving line of credit loan (the “Line of Credit Loan”) in the principal amount not to exceed $6,000,000.00 to be evidenced by a Promissory Note (Line of Credit) of even date herewith (“Maximum Amount”), and all renewals, amendments, extensions and restatements thereof, executed by Borrower (the “Line of Credit Note”).

2.2.1 Line of Credit Note. The Line of Credit Loan herein extended shall be subject to the terms and conditions of the Line of Credit Note. The Line of Credit Loan shall be payable and shall bear interest as set forth in the Line of Credit Note. This Loan Agreement and the Line of Credit Note are of equal materiality and shall each be construed in such manner as to give full force and effect to all provisions of both documents. The proceeds of the Line of Credit Loan are to be used by Borrower to refinance existing indebtedness to Bank and for working capital

2.2.2 Advances. The Bank shall, from time to time prior to the Due Date stated in the Line of Credit Note, make advances to Borrower (such in an amount of not less than $100,000.00) upon request therefor by Borrower, provided that upon giving effect to such advance no Event of Default and no event which with notice and/or the passage of time would become an Event of Default shall exist at the time the advance is to be made (including under Section 6.10), that all representations and warranties set forth herein or in any of the Loan Documents are true and correct and that the advance would not cause the principal balance outstanding under the Line of Credit Loan to exceed the principal amount stated in the Line of Credit Note or such lesser amount as may be permitted under the terms hereof. No advance by the Bank shall be construed as a waiver of any of the foregoing conditions, nor shall the Bank be estopped from refusing any subsequent request for an advance. Advances under the Line of Credit Loan may be requested by telephone, in writing or in any other manner acceptable to the Bank. Borrower understands and agrees that any telephone conversation with the Bank may be recorded for accuracy.

2.2.3 Borrowing Base. The principal balance outstanding under the Line of Credit Loan shall not at any time exceed the amount of: $6,000,000.00 minus the Requirement Principal Payments applied to the Line of Credit Loan (“Maximum Amount”).

2.2.4 Unused Fee. Borrower shall pay a fee quarterly, calculated in arrears, commencing on October 1, 2009 and on each January 1, April 1, July 1, and October 1 thereafter, in an amount equal to One-Half percent (1/2%) of the difference between the Maximum Amount available for the fiscal quarter then ended and the daily average of the principal amount outstanding under the Line of Credit Loan for such fiscal period.

2.2.5 Extensions. The Line of Credit Loan may be extended for one additional one (1) year period if (a) Borrower notifies Bank in writing of its election to extend at least ninety (90) days prior to the Due Date as set forth in the Line of Credit Note, (b) no Event of Default exists (excluding any Notice and Cure), and (c) Borrower and Obligors execute such documents and instruments as the Bank may reasonably require to evidence such extension.

2.3 Term Loan. The Bank hereby extends to the Borrower a term loan (the “Term Loan”) in the principal amount of $9,000,000.00 to be evidenced by a Promissory Note (Term Loan) of even date herewith, and all renewals, amendments extensions and restatements thereof, executed by Borrower (the “Term Loan Note”). The Term Loan herein extended shall be subject to the terms and conditions of the Term Loan Note. The Term Loan shall be payable and shall bear interest as set forth in the Term Loan Note. This Loan Agreement and the Term Loan Note are of equal materiality and shall each be construed in such manner as to give full force and effect to all provisions of both documents. The proceeds of the Term Loan will be used to refinance existing indebtedness to Bank. Notwithstanding the stated Due Date of the Term Loan Note to the contrary, the Term Loan Note shall be due and payable in full if the Line of Credit of Credit Loan is not renewed.

2.4 Required Principal Payments. Required Principal Payments shall be delivered to Bank immediately upon receipt thereof, to be applied first to the Term Loan as a permanent reduction of the principal amount thereof until reduced to zero (-0-), and then to the Line of Credit Loan as a permanent reduction of the principal amount thereof (unless Borrower elects to apply same otherwise by written notice to Bank).

Section 3 Covenants. From the date hereof until all amounts owing under the Loans are paid in full and all obligations under the Loans are fully paid, performed and satisfied, Borrower covenants and agrees, unless otherwise consented to in writing by the Bank, it will:

3.1 Reporting Requirements:

3.1.1 Financial Statements. Within 120 days after the end of each fiscal year of Guarantor, furnish to Bank, in form acceptable to Bank, Guarantor’s consolidated Audited financial statements for the fiscal year then ended, together with consolidating schedules as hereafter described, prepared by an independent certified public accountant reasonably acceptable to the Bank. Each set of Guarantor’s audited annual financial statements delivered pursuant hereto shall be accompanied by consolidating information in accompanying schedules presented for the purpose of additional analysis of the consolidated financial statements rather than to present the financial position and results of operations of the individual companies. The consolidating information will be subjected to the procedures applied in the audit of the consolidated financial statements and shall be, in the opinion of the accountants preparing such statements, fairly stated in all material respects in relation to the consolidated financial statements as a whole. Consolidating schedules shall include balance sheet and income statements. Schedules shall include Borrower, its subsidiaries presented separately, a column which will include all other companies covered by the Guarantor’s annual financial statements and an eliminations column along with a consolidated total column. Within 50 days after the end of each of the first three fiscal quarters, furnish to Bank Borrower’s and Guarantor’s respective consolidated financial statements prepared by management and respectively certified as true and correct by an officer of Borrower or Guarantor, as the case may be, or David A. Crittenden (“Crittenden”).

3.1.2 Projections. Within 30 days after the end of each fiscal year of Borrower and Guarantor, furnish to Bank, in form acceptable to Bank, their respective projections of operations for the next fiscal year, in form and substance satisfactory to Bank, and certified by an officer of each or by Crittenden that the such projections are prepared in good faith, based on reasonable assumptions, and that such officer knows of no reason why the projections would be materially misleading, all in form reasonably acceptable to Bank.

3.1.3 Compliance Certificates. Within 50 calendar days after the end of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2009, Borrower and Guarantor shall furnish to Bank a Compliance Certificate, in a form acceptable to Bank, certified as true and accurate by an officer of

Borrower and Guarantor or by Crittenden, containing a certification that the Borrower and Guarantor are in compliance with this Agreement and no Event of Default exists, and further including in each such Compliance Certificate by way of specificity and not in limitation of the generality of the foregoing, a detailed calculation of the Senior Leverage Ratio and Fixed Charge Coverage Ratio (fourth quarter only as to Fixed Charge Coverage Ratio).

3.2 Financial Requirements:

3.2.1 Fixed Charge. As of the end of each fiscal year, commencing with the fiscal year ending December 31, 2009, Guarantor shall have a Fixed Charge Coverage Ratio of not greater than or equal to 1.00 to 1.00.

3.2.2 Senior Leverage Ratio. As of the end of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2009, Guarantor shall have a Senior Leverage Ratio of not less than or equal to 4.50:1.0.

3.3 Negative Covenants:

3.3.1 Indebtedness. Except with respect to the Comerica Bank Loan to Guarantor or with respect to Other Permitted Indebtedness, neither directly or indirectly, create, assume, incur nor have outstanding any indebtedness, obligations or liabilities, secured or unsecured (excluding purchase money indebtedness and Capital Leases), nor become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other person or entity, except indebtedness and obligations to the Bank, endorsement for collection or deposit of any commercial paper secured in the ordinary course of business, obligations of the Borrower for taxes, assessments, municipal or other governmental charges, obligations of the Borrower for accounts payable (other than for money borrowed) incurred in the ordinary course of business, guaranty obligations of the Borrower with respect to debts and operations of its subsidiaries; and obligations existing on the date hereof which are disclosed on the financial statements furnished to the Bank. Provided, however, that the foregoing restrictions shall only be applicable if and to the extent they cause (or are highly probable in the reasonable judgment of management of Borrower to cause) a violation of the Financial Requirements of Section 3.2. Further, the foregoing restrictions shall not be violated if the transaction involved is a Capital Transaction and the Borrower makes any Required Principal Payment (provided that Borrower shall not enter into the type of Capital Transaction described in clause (c) of the definition of Capital Transaction after an Event of Default (excluding Notice and Cure) has occurred and is continuing).

3.3.2 Encumbrances. Except for liens and encumbrances securing the Comerica Loan, or for purchase money security interests and Capital Leases, neither directly nor indirectly, create, assume, incur nor suffer nor permit to exist any mortgage, security interest or other lien or charge of any kind or character upon any asset of the Borrower which serves as Collateral for the Loans, whether owned at the date hereof or hereafter acquired except liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings in such a manner as not to make the property forfeitable; liens or charges incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of an advance or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; liens arising out of judgments or awards against the Borrower in an amount not to exceed $3,000,000 in excess of applicable insurance coverage or with respect to which it shall concurrently therewith be prosecuting a timely appeal or proceeding for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review; pledges or deposits to secure obligations under worker’s compensation laws or similar legislation; liens existing on the date hereof and disclosed on the financial statements furnished to the Bank; liens granted to the Bank. In no event shall the restrictions of this Agreement, including under this Section 3.3.2 or under Section 3.3.1 above, attach to or apply with respect to the assets covered by the Comerica Security Interest, or prohibit, impair, impede or prevent Borrower’s participation in any Governmental Supplier Support Program.

3.3.3 Distributions. Except for Special Distributions, neither Borrower nor Guarantor shall make any distributions to any owners of Borrower or Guarantor at any time unless all material obligations to all persons and entities then due are paid, and with respect to distributions made by Guarantor, such distribution does not cause a violation of the Financial Requirements of Section 3.2.

3.4 General:

3.4.1 Insurance. Maintain adequate insurance with responsible companies in such amounts and against such risks and hazards as are normally insured against by Borrower in the manner presently carried. Borrower shall provide evidence satisfactory to the Bank of all insurance coverage and that the policies are in full force and effect. If Borrower fails to maintain insurance as provided in this Loan Agreement, in addition to all other remedies, the Bank may obtain such insurance as the Bank deems necessary or prudent, in the Bank’s sole reasonable discretion, without obligation to do so, and all reasonable amounts so expended by the Bank shall be payable on demand, at the Bank’s option. Upon Borrower’s failure to promptly provide evidence of such insurance as the Bank has required, the Bank may assume Borrower does not have the required coverage.

3.4.2 Taxes. Pay when due prior to the date of any penalty or interest, all taxes, assessments, fees and similar charges lawfully assessed upon Borrower and/or its property, except to the extent being contested in good faith.

3.4.3 Existence. Preserve its existence in good standing and continue to conduct and operate its business substantially as presently conducted in accordance with all applicable laws and regulations.

3.4.4 Notices of Adverse Events. Promptly inform the Bank of the occurrence of any Event of Default or of any claim which is reasonably expected to exceed any applicable insurance coverage limits by more than $300,000 or of any event (including without limitation any pending or threatened litigation or other proceedings before any governmental body or agency) which could reasonably be expected to have a material adverse effect upon the Borrower’s or Guarantor’s (and their respective subsidiaries) business, properties, financial condition or ability to comply with their respective obligations under the Loans.

3.4.5 Books and Records. Maintain proper books of record and account.

3.4.6 Employee Benefit Plans. At all times meet the minimum funding requirements of ERISA concerning all of Borrower’s employee benefit plans subject to ERISA. At no time shall Borrower (a) allow any event to occur or condition concerning any employee benefit plan subject to ERISA which might constitute grounds for termination of the plan or for the appointment of a trustee to administer the plan; or (b) allow any employee benefit plan to be the subject of any voluntary or involuntary termination proceeding.

3.4.7 Environmental Compliance. Observe and comply with all Environmental Laws applicable to Borrower’s business.

3.4.8 General Compliance with Law. At all times operate Borrower’s business in compliance with all applicable Federal, State, and local laws, ordinances and regulations, including, without limitation, the Americans with Disabilities Act of 1990, and Borrower shall refrain from and prevent Borrower’s partners, owners, directors, officers, employees and agents from engaging in any civil or criminal activity proscribed by law.

3.4.9 Change of Legal Status. Not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure upon giving written notice to Bank and provided Borrower executes and delivers such further documents regarding any such change as Bank may reasonably require.

3.4.10 Purpose Credit. Not use nor allow any affiliate of the Borrower to use any portion of the proceeds of the Loans, in violation of any applicable law, rule or regulation, including, but not by way of limitation Regulation U of the Federal Reserve Board (12 CFR 221) nor have any letter of credit issued by the Bank, either directly or indirectly, for the purpose of purchasing any securities underwritten by Fifth Third Bankcorp, or any affiliate of the Bank.

3.4.11 Transfer; Merger; Transactions With Affiliates. Except with respect to transactions with or involving the Moroun Family Shareholders (or entities they own at least 51% of), neither directly or indirectly, merge, consolidate, or otherwise dispose of substantially all its property or business outside of the ordinary course of business. Except as otherwise provided in this Agreement, Borrower shall not transfer assets to any third party, except in the ordinary course of business, unless the Required Principal Payment is made with respect thereto (in which event the transfer shall be free, clear and discharged of the Bank’s security interest in the assets involved). Further, Borrower shall not enter into any transaction with any stockholders of Borrower or such stockholders’ affiliates, or parent or subsidiary corporation(s) of Borrower, except (y) on terms not less favorable than would be usual and customary in similar transactions between persons or entities dealing at arms’ length or (z) on terms consistent with Borrower’s ordinary course of doing business, such as, for example, under any sweep account arrangement used for cash management purposes. The restrictions of this Section 3.4.11 shall not, however, apply to, or in any way prohibit, impair, impede or prevent any transaction in connection with any Governmental Supplier Support Program.

3.4.12 Maintenance of Accounts. Maintain Borrower’s and Guarantor’s existing depository and cash management services relationship at Bank as long as Bank’s depository and cash management services and fees are competitive.

Section 4 Representations and Warranties. The Borrower represents and warrants to the Bank, all of which representations and warranties shall be continuing (except under Sections 4.4 and 4.5, which are only effective as of the date hereof) until all of the Borrower’s obligations under the Loans are fully performed:

4.1 Existence and Authority. The Borrower is duly organized, validly existing and in good standing. The Borrower has the legal power and authority and is duly authorized to: (a) execute and perform the Loan Documents and such documents constitute the Borrower’s valid and binding legal obligation enforceable in accordance with their terms, (b) borrow money in accordance with the terms of this Loan Agreement, (c) grant to the Bank mortgages and security interests, if any, as provided in the Loan Documents executed in conjunction with the Loans, and (d) do any and all other things required of it hereunder. The Borrower has the legal power and authority to carry out its business as now being conducted and is qualified to do business in the State of Michigan and in every jurisdiction where the nature of its business or the property owned or operated by it makes such qualification necessary.

4.2 Financial Information. All financial data and information which has been or shall hereafter be furnished to the Bank has been and/or shall be prepared in accordance with GAAP, to the extent that GAAP applies and is relevant to the data and information involved, and fully and fairly presents, in all material respects, the financial condition of the Borrower (any accounting terms used in this Loan Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP, to the extent GAAP is relevant thereto).

4.3 Title and Encumbrances. Except as allowed by this Agreement, Borrower owns all of its assets free of liens or encumbrances, subject only to: liens in favor of Comerica Bank or Bank, except for, (a) liens for taxes not delinquent or being contested in good faith, liens created in connection with worker’s disability compensation, unemployment insurance and social security, or to secure the performance of bids, tenders or contracts, leases, statutory obligations, surety and appeal bonds, and (b) other obligations of like nature made in the ordinary course of business, and liens or charges incidental to the conduct of Borrower’s business or the ownership of its property and assets, including purchase money security interests in connection with the borrowing of money or the obtaining of an advance or credit to acquire the asset(s) covered thereby.

4.4 No Litigation. There is not pending or, to the best of the knowledge of the Borrower, threatened any litigation, proceeding or governmental investigation which could reasonably be expected to materially and adversely affect the business, assets or financial conditions of the Borrower or its ability to perform its obligations under the Loans (except as Bank has already been advised).

4.5 Other Defaults. The Borrower is not in default in the repayment of any indebtedness for money borrowed by it nor has there occurred any event which, with or without notice or the passage of time or both, would constitute a default by the Borrower under any agreement or instrument pertaining to any indebtedness for borrowed money.

4.6 Reports and Returns. Borrower has filed all reports and tax returns required by governmental authority to be filed by it prior to the date hereof and Borrower has received no notice that such reports or returns have been rejected, declared insufficient, or otherwise challenged by such governmental authority. No representation is made as to the occurrence of tax audits.

4.7 Employee Benefit Plans. Borrower has not incurred any material accumulated funding deficiency within the meaning of ERISA, and has not incurred any material liability to the PBGC in connection with any employee benefit plan established or maintained by Borrower, and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plan(s).

4.8 Environmental Compliance. Borrower is, to its knowledge, in full substantial compliance with all Environmental Laws.

Section 5 Security. The Bank has required the execution of mortgage(s), guarant(ies), security agreement(s) or other document(s) listed on Exhibit “B” to secure or relating to the Loans or this Loan Agreement. Reference is hereby made to all such document(s) executed in conjunction with the Loans for additional terms relating to the Loans, the security and any guaranties given for the Loans and additional terms and conditions under which the Loans mature, may be accelerated or prepaid.

Section 6 Events of Default. An Event of Default shall exist upon the occurrence of any of the following events provided Bank has given Borrower written notice thereof (by US Mail, expedited mail, or facsimile) and the same shall not have been cured within 30 calendar days (“cure period”) following the date of receipt of such notice by Borrower (“Notice and Cure”) (except that the cure period for a default under Section 6.1 shall be 15 calendar days following Bank’s said notice), provided such Notice and Cure, as provided for this Loan Agreement shall not be cumulative with any other provision regarding time, notice and/or cure in any of the other Loan Documents or other agreements.

6.1 Nonpayment of Obligations. Any amount due and owing on the Loans, any proper and documented expenses reasonably incurred by the Bank hereunder or any and all other liabilities and obligations of the Borrower to the Bank under this Loan Agreement, whether now or hereafter existing, whether now due or to become due, direct or indirect, absolute or contingent, and whether several, joint or joint and several, whether by its terms or as otherwise provided herein, is not paid when due.

6.2 Misrepresentation. Any warranty, representation, certificate or statement in this Loan Agreement, the Loan Documents or any other agreement with the Bank or otherwise made by or for any Obligor shall be false in any material respect when made or at any time, or if any financial data or any other information now or hereafter furnished to the Bank by or on behalf of any Obligor shall prove to be false, inaccurate or misleading in any material respect.

6.3 Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Loan Agreement, or in the other Loan Documents, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Loan Agreement by express reference.

6.4 Default on Other Obligations. Any default in the payment of principal, interest or any other sum for any other material obligation of the Borrower with respect to borrowed money in excess of $3,000,000 (as reasonably determined by the Bank) beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including, but not limited to any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such material obligation is created, the effect of which default is to cause the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity.

6.5 Assignment for Creditors. Any Obligor makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of any Obligor is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against such Obligor, the Obligor, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within thirty (30) days after the date of such appointment.

6.6 Bankruptcy. Any proceeding involving any Obligor, is commenced by or against such Obligor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such proceeding being instituted against such Obligor, (i) such Obligor, by any action or failure to act indicates its approval of, consent to or acquiescence therein, or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within ninety (90) days after the entry thereof.

6.7 Judgments. The entry of any material judgment, decree, levy, attachment, garnishment or other process, or the filing of any judgment lien against any Obligor which is in an amount greater than $3,000,000 in excess of insurance coverage, and such judgment or other process shall not have been, within ninety (90) days from the entry thereof, (i) bonded over to the satisfaction of the Bank and appealed, (ii) vacated, or (iii) discharged.

6.8 Change in Control. Any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of the Borrower or Guarantor or any of their subsidiaries, which results in any Person (other than the Moroun Family Shareholders) Controlling the Borrower, Guarantor or such subsidiaries, or the grant of a security interest in any ownership interest of any Person, directly or indirectly Controlling the Borrower or Guarantor, which could reasonably be expected to result in any Person (other than the Moroun Family Shareholders) Controlling the Borrower or Guarantor.

6.9 Guaranty. Any guarantor of the Loans or of any other obligation of the Borrower to the Bank shall contest the validity of the guaranty.

6.10 Default of Additional Borrower. Any Matured Event of Default by either of the Additional Borrowers under the Additional Loan Documents shall simultaneously be an Event of Default hereunder.

Section 7 Remedies Upon Event of Default. Upon the occurrence and during the continuance of any Event of Default described above, the Bank’s commitment to lend under any of the Loans, if any, shall be suspended. Upon any Event of Default the Bank may, with written notice, declare the entire unpaid and outstanding principal balance of the Loans, or any of them, and all accrued interest, together with all other indebtedness of Borrower to the Bank, to be due and payable in full forthwith, without presentment, demand or notice of any kind (except as provided for by this Loan Agreement or any other Loan Document), all of which are hereby expressly waived by Borrower, and thereupon the Bank shall have and may exercise any one or more of the rights and remedies provided herein or in any of the Loan Documents, including the right to take possession of and dispose of any Collateral, or otherwise provided by applicable law, and to offset, after three (3) days written notice, against the Loans any amount owing by the Bank to the Borrower.

Section 8 Cross-Collateralization/Cross-Default. Borrower agrees that any and all collateral securing the Loans or securing the Additional Loan Agreement under the Additional Loan Documents shall be collateral for and shall secure all indebtedness of Borrower to the Bank under this Loan Agreement and the Notes, whether or not such indebtedness is related by class or kind to the Loans. Any uncured default by Borrower under the terms of any other indebtedness to the Bank (including under any Letter of Credit and/or the application therefor) shall also constitute an Event of Default under this Loan Agreement and any Event of Default under this Loan Agreement shall be a default under any and all other indebtedness of Borrower to the Bank. Bank acknowledges that the Guaranty of Guarantor, the Mortgage from Guarantor and the security under the Security Agreement from Borrower do not guaranty or secure any amounts due Bank from the Additional Borrowers under the Additional Loan Agreement and Additional Loan Documents.

Section 9 Miscellaneous.

9.1 No default shall be waived by the Bank except in writing and a waiver of any default shall not be a waiver of any other default or of the same default on a future occasion. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise hereof, shall preclude other or further exercise of the rights of the parties to this Loan Agreement. No forbearance on the part of the Bank in enforcing any of its rights under this Loan Agreement, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by the Borrower hereunder shall constitute a waiver of any of the terms of this Loan Agreement or of any such right.

9.2 This Loan Agreement shall be construed in accordance with the law of the State of Michigan. All covenants, agreements, representations and warranties made in connection with this Loan Agreement and any document contemplated hereby shall survive the borrowing hereunder and shall be deemed to have been relied upon by the Bank. All statements contained in any certificate or other document delivered to the Bank at any time by or on behalf of the Borrower pursuant hereto shall constitute representations and warranties by the Borrower.

9.3 This Loan Agreement, the Loan Documents, and all other written agreements between Borrower and Bank, constitute the entire agreement of the parties and there are no other agreements, express or implied. This Loan Agreement supersedes any and all commitment letters or term sheets heretofore issued in connection with the Loans. None of the parties shall be bound by anything not expressed in writing, and neither this Loan Agreement, the Loan Documents, nor any other agreement can be modified except by a writing executed by Borrower and by the Bank. This Loan Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that the Borrower shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Bank. Further, the Bank agrees that it shall not assign or sell participations in this Loan Agreement and the other Loan Documents without the consent of the Borrower (which consent shall not unreasonably be withheld, conditioned or delayed), provided that no such consent shall be required after the occurrence of an Event of Default or in connection with (a) transfer of any interest to an affiliate of the Bank, (b) a securitization of all or any portion of the Bank’s assets where the Bank continues to be the sole servicer of this Agreement following such transfer, or (c) a sale of all or any substantial portion of the assets of the Bank.

9.4 The Borrower agrees that it will pay all costs and expenses in connection with enforcing the Bank’s rights hereunder, including without limitation any and all reasonable fees and disbursements of legal counsel to the Bank. All references to legal, attorney or counsel fees and expenses shall be deemed to refer to same on a time and charges basis.

9.5 If any provision of this Loan Agreement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any or all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

9.6 Within a reasonable time after execution of this Loan Agreement, Bank shall return all promissory notes previously executed by Borrower under the Original Loan Agreement as having been refinanced, superseded and replaced.

9.7 Borrower agrees to indemnify Bank from and against any and all claims, losses and liabilities, including, without limitation, reasonable attorneys’ fees on a time and charges basis, growing out of or resulting from this Loan Agreement (including, without limitation, enforcement of this Loan Agreement), except claims, losses or liabilities resulting solely and directly from Bank’s gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the payment in full of the Loans.

IN WITNESS WHEREOF, this Loan Agreement was executed and delivered by the undersigned on the date stated in the first paragraph above.

Borrower:

Logistics Insight Corp.

By:	/s/ H. E. WOLFE
H. E. Wolfe
Its:	President and Authorized Officer

Bank:

Fifth Third Bank, a Michigan banking corporation

By:	/s/ JOHN M. BEBB
John M. Bebb
Its:	Vice President and Authorized Officer

JOINDER BY GUARANTOR

LINC Logistics Company has joined in execution of this Restated Business Loan Agreement for the purpose of agreeing to execute the Guaranty, Mortgage and the Cross Default, Cross Collateralization and Security Agreement listed on Exhibit B, and to provide the financial statements and other documents required of it by Section 3.1.

LINC Logistics Company

By:	/s/ M. D. AKKANEN
M. D. Akkanen
Its:	Secretary and Authorized Officer

AMENDMENT AGREEMENT NO. 1

Amendment No. 1 to Restated Business Loan Agreement

THIS AMENDMENT AGREEMENT NO. 1 is made effective as of August 18, 2009, between Fifth Third Bank, a Michigan banking corporation, (“Bank”), and Logistics Insight Corp., a Michigan corporation (“Borrower”).

RECITALS:

A. Borrower and Bank entered into a Restated Business Loan Agreement, (“Loan Agreement” or “Agreement”) dated May 19, 2009, pursuant to which Borrower executed and/or delivered (all as defined in the Loan Agreement) (i) the Line of Credit Note, (ii) the Term Loan Note, and (iii) the other Loan Documents. The foregoing documents and any other documents and instruments executed in conjunction therewith are herein referred to collectively as the “Loan Documents”.

B. The Borrower has requested a modification to certain of the terms and provisions of the Loan Documents and Bank is agreeable thereto, on the terms and conditions herein provided (this instrument is referred to as “Amendment No. 1”).

C. NOW THEREFORE, in consideration of the mutual covenants herein contained and of other good and valuable consideration the receipt and sufficiency whereof are hereby acknowledged. Borrower and the Bank hereby agree as follows:

1. The Loan Documents are hereby amended as follows:

A. Any reference to the Loan Agreement or terms or references of similar import shall mean the Loan Agreement as amended by this Amendment No. 1.

B. Section 3.2.1 of the Loan Agreement is hereby deleted in its entirety, and in lieu thereof the following is inserted:

3.2.1 Fixed Charge Coverage Ratio. As of the end of each fiscal year, commencing with the fiscal year ending December 31, 2009, Guarantor shall have a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00.

C. Section 3.2.2 of the Loan Agreement is hereby deleted in its entirety, and in lieu thereof the following is inserted:

3.2.2 Senior Leverage Ratio. As of the end of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2009, Guarantor shall have a Senior Leverage Ratio of not greater than 4.5:1.0.

2. Except as amended herein and in any other amendments executed in conjunction herewith, the Loan Documents shall remain in full force and effect.

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IN WITNESS WHEREOF the parties hereto have executed this Amendment No. 1 on the date stated in the first paragraph above.

Witness:	Borrower:

Logistics Insight Corp., a Michigan corporation

/S/ DAVID A. CRITTENDEN	By:	/S/ H. E. WOLFE
H.E. Wolfe
	Its:	President and Authorized Officer

Bank:

Fifth Third Bank, a Michigan banking corporation

/S/ CASSANDRA MCAFEE	By:	/S/ JOHN M. BEBB
John M. Bebb
	Its:	Vice President and Authorized Officer

REAFFIRMATION OF GUARANTY

The undersigned Guarantor has heretofore executed a Guaranty dated May 19, 2009 (“Guaranty”) with respect to the obligations of the above referenced Borrower, and hereby consents to the foregoing Amendment No. 1 and the matters therein set forth, and agrees that such Guaranty and the Guarantor’s obligations therein set forth shall remain in full force and effect after giving effect to the Amendment No. 1.

Guarantor:

“Guarantor”
LINC Logistics Company

By:	/S/ M. D. AKKANEN
M.D. Akkanen
Its:	Secretary and Authorized Officer

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REAFFIRMATION OF SUBORDINATION AGREEMENT

The undersigned Creditor and Guarantor have heretofore executed a Debt Subordination Agreement dated May 19, 2009 (“Subordination Agreement”) with respect to the obligations of the above referenced Borrower, and hereby consent to the foregoing Amendment No. 1 and the matters therein set forth, and agree that such Subordination Agreement and the obligations therein set forth shall remain in full force and effect after giving effect to Amendment No. 1.

“Creditor”

CENTRA, INC.

By:	/S/ HAL M. BRIAND
Hal M. Briand
Its:	Secretary

“Guarantor”
LINC Logistics Company

By:	/S/ M. D. AKKANEN
M.D. Akkanen
Its:	Secretary and Authorized Officer

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REAFFIRMATION OF CROSS-COLLATERLIZATION/CROSS-DEFAULT

The undersigned Borrower A and Borrower B have heretofore executed a Cross Default, Cross Collateralization and Security Agreement dated May 19, 2009 (“Cross Default Agreement”) with respect to the obligations of the above referenced Borrower, and hereby consent to the foregoing Amendment No. 1 and the matters therein set forth, and agree that the obligations therein set forth shall remain in full force and effect after giving effect to Amendment No. 1.

“Borrower A” and “Purchaser”

Logistics Insight Corp., a Michigan corporation

By:	/S/ H. E. WOLFE
H.E. Wolfe
Its:	President and Authorized Officer

“Borrower B”

LGSI Equipment of Indiana, an Indiana limited liability company

By:	/S/ DAVID A. CRITTENDEN
David A. Crittenden
Its:	President and Authorized Officer

and

LGSI Equipment of Wyoming, a Wyoming corporation

By:	/S/ DAVID A. CRITTENDEN
David A. Crittenden
Its:	President and Authorized Officer

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